5840
  |------------|                                                  |------------|
  |    Number  |                                                  |    Share   |
  |  NEO       |                                                  |            |
  |------------|                    NeoSurg                       |------------|
                               TECHNOLOGIES, INC.

                INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS

THIS  CERTIFICATE  IS  TRANSFERABLE  IN                         SEE  REVERSE FOR
NEW  YORK,  N.Y.  AND  RIDGEFIELD  PARK,  N.J.                         CERTAIN
DEFINITIONS                                                 CUSIP  640651  10  5


THIS  CERTIFIES  THAT




is  the  registered  holder  of

        FULLY PAID SHARES OF THE COMMON STOCK, NO PAR VALUE PER SHARE, OF
         ------------------NEOSURG TECHNOLOGIES, INC.-----------------

transferable on the books of the Bank by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly enclosed.
     This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
     WITNESS the facsimile seal of the Bank and the facsimile signatures of its duly authorized officers.

Dated:



                                  [CORPORATE SEAL]
/s/  --------------------     Neosurg Technologies, Inc.      /s/---------------
                                  September 21, 1999              PRESIDENT  AND
SECRETARY                               TEXAS           CHIEF EXECUTIVE  OFFICER